UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017
____________________

SITO MOBILE, LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555
N/A
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 27, 2017, the Board of Directors (the “Board”) of SITO Mobile, Ltd., a Delaware corporation (the “Company”), determined that the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) will be held on Tuesday, June 27, 2017, at a time and location to be determined.

Pursuant to the Company’s Amended and Restated Bylaws, given the date of the 2017 Annual Meeting, the deadline for stockholder proposals submitted outside of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and director nominations is the later of (i) the close of business on the ninetieth (90th) calendar day prior to the 2017 Annual Meeting, or (ii) the close of business on the tenth (10th) calendar day following the date of this Current Report on Form 8-K publicly disclosing the date of the 2017 Annual Meeting.

Given the date of the 2017 Annual Meeting, the deadline for the receipt by the Company of any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy materials for the 2017 Annual Meeting is the close of business on Friday, April 21, 2017. Such proposals must be directed to the Company’s Secretary at our corporate offices at SITO Mobile, Ltd., Attention: Corporate Secretary, The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2017 Annual Meeting if such proposals are not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO Mobile, Ltd.

Date: March 28, 2017	By:	/s/ Richard O’Connell Jr.
Name: Richard O’Connell Jr. Title: Interim CEO

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